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                                                                     EXHIBIT 3.1


                            CERTIFICATE OF FORMATION

                                       OF

                               MARINER ENERGY LLC


         This Certificate of Formation of Mariner Energy LLC (the "Company"), dated August 20, 1998, is being duly executed and filed by Robert E. Henderson, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act.

         FIRST. The name of the limited liability company formed hereby is Mariner Energy LLC.

         SECOND. The address of the registered office of the Company in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

         THIRD. The name and address of the registered agent for service of process on the Company in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.


                                                 /s/ Robert E. Henderson
                                                     Robert E. Henderson,
                                                       Authorized Person



                                                           STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 11:15 AM 09/01/1998
                                                          981341152 - 2939976